                                                                  Exhibit 24.1



The Board of Directors
Ekco Group, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference of our firm under the heading "Experts" in the prospectus.



                                                KPMG Peat Marwick LLP

Boston, Massachusetts
March 28, 1995